EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Chief Financial Officer of Cuisine Solutions, Inc. (the “Company”), each hereby certifies that, to his knowledge on the date hereof:

(a)	the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 of the Company for the period ended June 26, 2004 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stanislas Vilgrain Stanislas Vilgrain	Chief Executive Officer	September 24, 2004

/s/ Yuyun Tristan Kuo Yuyun Tristan Kuo	Vice President of Finance, Treasurer and Corporate Secretary (Principal Financial And Accounting Official)	September 24, 2004